Exhibit 99.1

May 1, 2019

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2019

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced financial results for its third quarter of fiscal 2019, ended March 31, 2019. Revenue from continuing operations for the third quarter of fiscal 2019 was $274 million, which represents a 22% increase compared to revenue from continuing operations of $225 million for the third quarter of fiscal 2018. GAAP net loss from continuing operations for the third quarter of fiscal 2019 was $22 million, or $0.22 per diluted share. This compares to a GAAP net loss from continuing operations of $10 million, or $0.10 per diluted share for the third quarter of fiscal 2018. On a non-GAAP basis, net income from continuing operations for the third quarter of fiscal 2019 was $20 million, or $0.20 per diluted share, compared to non-GAAP net income from continuing operations for the third quarter of fiscal 2018 of $17 million, or $0.17 per diluted share.
As previously announced, on March 14, 2019, Cree executed a definitive agreement to sell the Lighting Products business to IDEAL Industries, Inc. (IDEAL). As a result, the results of the Lighting Products business have been classified as discontinued operations in the consolidated statements of (loss) income for all periods presented. Additionally, the related assets and liabilities associated with the discontinued operations are classified as held for sale in the consolidated balance sheets. Unless otherwise noted, discussions herein relate to the Company's continuing operations. The transaction is expected to close by the end of Cree’s fiscal year 2019, subject to customary closing conditions and governmental approvals. The parties received early termination of the waiting period under the Hart-Scott-Rodino Act in April 2019.
“Our Wolfspeed business continued to post strong performance in the third quarter, which helped drive non-GAAP earnings per share above the top end of our range,” said Cree CEO Gregg Lowe.  “We are also very pleased to have recorded gross margin improvements across the business while addressing some softness within our LED business. We are well positioned to meet the growing demand for next generation silicon carbide solutions over the next five years that support a variety of mega trends including the auto industry’s transition to electric vehicles and the rapid deployment of faster 5G wireless networks.”

Business Outlook:

For its fourth quarter of fiscal 2019 ending June 30, 2019, Cree targets revenue from continuing operations in a range of $263 million to $271 million. GAAP net loss from continuing operations is targeted at $19 million to $24 million, or $0.18 to $0.23 per diluted share. Non-GAAP net income from continuing operations is targeted to be in a range of $12 million to $17 million, or $0.12 to $0.16 earnings per diluted share. Targeted non-GAAP income from continuing operations excludes $36 million of estimated expenses, net of tax, related to stock-based compensation expense, the amortization of debt issuance costs and discount, costs associated with corporate restructuring, interest accretion on our convertible notes' issue costs and fair value adjustments, and transaction-related costs. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2019 third quarter results and the fiscal 2019 fourth quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.
Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction and future financial and operating results. Actual results, including with respect to our ability to complete the Cree Lighting Products business unit divestiture transaction on time or at all, our plans to grow the Wolfspeed business and our ability to achieve our targets for the fourth quarter of fiscal 2019, could differ materially due to a number of factors, including risks associated with divestiture transactions generally, including the inability to obtain, or delays in obtaining, required regulatory approvals; issues, delays or complications in completing required carve-out activities to allow Cree Lighting to operate on a stand-alone basis after the closing, including incurring unanticipated costs to complete such activities; risks associated with integration or transition of the operations, systems and personnel of Cree Lighting, each, as applicable, within the term of the post-closing transition services agreement between IDEAL and Cree; unfavorable reaction to the sale by customers, competitors, suppliers and employees; the risk that costs associated with the transaction will be greater than we expect; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs in response, may negatively impact demand for our products; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
Revenue, net	$274,050	$225,200	$828,729	$659,128
Cost of revenue, net	173,596	150,337	526,444	445,198
Gross profit	100,454	74,863	302,285	213,930
Gross margin percentage	36.7%	33.2%	36.5%	32.5%

Operating expenses:
Research and development	40,722	31,144	117,235	95,184
Sales, general and administrative	61,626	46,631	157,937	128,743
Amortization or impairment of acquisition-related intangibles	3,906	1,516	11,717	3,224
Loss on disposal and impairment of other assets	5,286	1,112	5,708	6,940
Total operating expenses	111,540	80,403	292,597	234,091

Operating (loss) income	(11,086)	(5,540)	9,688	(20,161)
Operating (loss) income percentage	(4.0)%	(2.5)%	1.2%	(3.1)%

Non-operating (expense) income, net	(8,440)	(10,000)	(23,695)	14,942
Loss before income taxes	(19,526)	(15,540)	(14,007)	(5,219)
Income tax expense (benefit)	2,785	(5,377)	9,252	(17,633)
Net (loss) income from continuing operations	(22,311)	(10,163)	(23,259)	12,414
Loss from discontinued operations, net of tax	(205,420)	(230,370)	(218,085)	(259,067)
Net loss	(227,731)	(240,533)	(241,344)	(246,653)
Net income attributable to non-controlling interest	121	44	23	59
Net loss attributable to controlling interest	($227,852)	($240,577)	($241,367)	($246,712)

Diluted (loss) income per share for continuing operations	($0.22)	($0.10)	($0.23)	$0.12

Shares used in diluted per share calculation	103,659	100,140	102,807	100,672

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31, 2019	June 24, 2018

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$789,268	$387,085
Accounts receivable, net	150,390	86,398
Income tax receivable	489	2,256
Inventories	172,793	151,636
Prepaid expenses	19,201	24,521
Other current assets	25,916	12,921
Current assets held for sale	340,782	225,544
Total current assets	1,498,839	890,361
Property and equipment, net	607,659	589,073
Goodwill	530,004	530,004
Intangible assets, net	203,016	215,815
Other long-term investments	44,122	57,501
Deferred income taxes	9,958	5,766
Other assets	5,559	11,604
Long-term assets held for sale	—	337,692
Total assets	$2,899,157	$2,637,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$111,203	$105,354
Accrued salaries and wages	63,361	41,877
Income taxes payable	1,701	—
Accrued contract liabilities	47,328	—
Other current liabilities	20,472	19,280
Current liabilities held for sale	90,355	82,053
Total current liabilities	334,420	248,564

Long-term liabilities:
Long-term debt	—	292,000
Convertible notes, net	463,491	—
Deferred income taxes	5,878	3,148
Other long-term liabilities	29,453	518
Long-term liabilities held for sale	—	21,505
Total long-term liabilities	498,822	317,171

Shareholders’ equity:
Common stock	131	127
Additional paid-in-capital	2,772,042	2,549,123
Accumulated other comprehensive income, net of taxes	2,554	596
Accumulated deficit	(713,780)	(482,710)
Total shareholders’ equity	2,060,947	2,067,136
Non-controlling interest	4,968	4,945
Total liabilities and equity	$2,899,157	$2,637,816

CREE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31, 2019	March 25, 2018
	(In thousands)
Cash flows from operating activities:
Net loss	($241,344)	($246,653)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,256	113,244
Amortization of debt issuance costs and discount	12,687	—
Stock-based compensation	40,497	33,319
Impairment charges	197,580	247,455
Loss on disposal or impairment of long-lived assets	2,842	8,803
Amortization of premium/discount on investments	2,113	3,943
Loss (gain) on equity investment	12,443	(7,510)
Foreign exchange loss (gain) on equity investment	936	(2,543)
Deferred income taxes	(1,655)	(49,875)
Changes in operating assets and liabilities:
Accounts receivable, net	(56,339)	5,728
Inventories	(19,237)	(4,640)
Prepaid expenses and other assets	3,517	2,041
Accounts payable, trade	6,590	15,328
Accrued salaries and wages and other liabilities	110,083	6,783
Net cash provided by operating activities	186,969	125,423
Cash flows from investing activities:
Purchases of property and equipment	(106,522)	(128,433)
Purchases of patent and licensing rights	(9,148)	(7,913)
Proceeds from sale of property and equipment	286	538
Purchases of short-term investments	(251,676)	(174,623)
Proceeds from maturities of short-term investments	146,368	166,771
Proceeds from sale of short-term investments	28,185	176,981
Purchase of acquired business, net of cash acquired	—	(427,120)
Net cash used in investing activities	(192,507)	(393,799)
Cash flows from financing activities:
Proceeds from issuing shares to non-controlling interest	—	4,900
Payment of acquisition-related contingent consideration	—	(1,850)
Proceeds from long-term debt borrowings	95,000	555,000
Payments on long-term debt borrowings	(387,000)	(384,000)
Proceeds from convertible notes	575,000	—
Payments of debt issuance costs	(12,938)	—
Net proceeds from issuance of common stock	72,948	62,240
Net cash provided by financing activities	343,010	236,290
Effects of foreign exchange changes on cash and cash equivalents	(239)	715
Net increase (decrease) in cash and cash equivalents	337,233	(31,371)
Cash and cash equivalents:
Beginning of period	118,924	132,597
End of period	$456,157	$101,226
Supplemental disclosure of cash flow information:
Significant non-cash transactions:
Accrued property and equipment	$15,247	$19,275

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and nine months ended March 31, 2019 and the three and nine months ended March 25, 2018. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	March 31, 2019	March 25, 2018	Change
Wolfspeed revenue	$141,253	$81,902	$59,351	72%
Percent of revenue	51.5%	36.4%
LED Products revenue	132,797	143,298	(10,501)	(7)%
Percent of revenue	48.5%	63.6%
Total revenue	$274,050	$225,200	$48,850	22%

	Nine Months Ended
	March 31, 2019	March 25, 2018	Change
Wolfspeed revenue	$403,958	$218,628	$185,330	85%
Percent of revenue	48.7%	33.2%
LED Products revenue	424,771	440,500	(15,729)	(4)%
Percent of revenue	51.3%	66.8%
Total revenue	$828,729	$659,128	$169,601	26%

	Three Months Ended
	March 31, 2019	March 25, 2018	Change
Wolfspeed gross profit	$68,851	$39,285	$29,566	75%
Wolfspeed gross margin	48.7%	48.0%
LED Products gross profit	36,982	37,764	(782)	(2)%
LED Products gross margin	27.8%	26.4%
Unallocated costs	(3,938)	(2,186)	(1,752)	(80)%
COGS acquisition related costs	(1,441)	—	(1,441)	(100)%
Consolidated gross profit	$100,454	$74,863	$25,591	34%
Consolidated gross margin	36.7%	33.2%

	Nine Months Ended
	March 31, 2019	March 25, 2018	Change
Wolfspeed gross profit	$193,947	$105,816	$88,131	83%
Wolfspeed gross margin	48.0%	48.4%
LED Products gross profit	121,787	115,180	6,607	6%
LED Products gross margin	28.7%	26.1%
Unallocated costs	(10,782)	(7,066)	(3,716)	(53)%
COGS acquisition related costs	(2,667)	—	(2,667)	(100)%
Consolidated gross profit	$302,285	$213,930	$88,355	41%
Consolidated gross margin	36.5%	32.5%

Reportable Segments Description

The Company's Wolfspeed segment's products consists of silicon carbide (SiC) and gallium nitride (GaN) materials, and power devices and RF devices based on silicon (Si) and wide bandgap semiconductor materials. The Company's LED Products segment's products include LED chips and LED components.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated loss before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the costs being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, and matching contributions under the Company's 401(k) Plan.
The cost of goods sold (COGS) acquisition related cost adjustment includes RF Power acquisition costs impacting cost of revenue for fiscal 2019. These costs were not allocated to the reportable segments' gross profit for fiscal 2019 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by the Company's CODM when evaluating segment performance and allocating resources.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Costs related to the RF Power acquisition. The Company incurred transaction, transition and integration costs in fiscal 2018 and 2019 in conjunction with the purchase of certain assets of the Infineon Technologies AG RF Power ("RF Power") business. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Corporate restructuring charges or gains. In April 2018, Cree began the process of consolidating operations and expanding its production footprint to support the expected growth of the Wolfspeed business. The components of this plan include the sale or abandonment of certain equipment, facility consolidation, and elimination of certain positions. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not believe these charges are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Severance pay associated with termination of executive personnel. The Company incurred costs in fiscal 2018 and fiscal 2019 in conjunction with the termination of certain executive personnel. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Transaction-related costs. The Company has incurred transaction and transition costs in conjunction with the proposed sale of the Lighting Products business unit and other assets. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Asset impairment. The Company incurred impairment charges in conjunction with the proposed sale of the Lighting Products business unit and other assets. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.

Amortization of debt issuance costs and discount. In August 2018, the Company issued $575 million in convertible notes resulting in interest accretion on the convertible notes' issue costs and fair value adjustments. Management considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
GAAP gross profit	$100,454	$74,863	$302,285	$213,930
GAAP gross margin percentage	36.7%	33.2%	36.5%	32.5%
Adjustment:
Stock-based compensation expense	2,084	1,519	5,559	4,737
Costs related to the RF Power acquisition	1,441	128	2,667	128
Total adjustments to GAAP gross profit	3,525	1,647	8,226	4,865
Non-GAAP gross profit	$103,979	$76,510	$310,511	$218,795
Non-GAAP gross margin percentage	37.9%	34.0%	37.5%	33.2%

Non-GAAP Operating Income

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
GAAP operating (loss) income	($11,086)	($5,540)	$9,688	($20,161)
GAAP operating (loss) income percentage	(4.0)%	(2.5)%	1.2%	(3.1)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2,084	1,519	5,559	4,737
Research and development	1,883	1,959	5,582	5,620
Sales, general and administrative	9,411	6,372	23,319	19,043
Total stock-based compensation expense	13,378	9,850	34,460	29,400
Amortization or impairment of acquisition-related intangibles	3,906	1,516	11,717	3,224
Costs associated with corporate restructuring	—	—	3,904	—
Costs related to the RF Power acquisition	1,583	4,327	3,416	4,327
Transaction-related costs	9,410	—	9,966	—
Asset impairment	4,960	—	4,960	—
Executive severance	1,390	565	3,907	4,528
Total adjustments to GAAP operating income	34,627	16,258	72,330	41,479
Non-GAAP operating income	$23,541	$10,718	$82,018	$21,318
Non-GAAP operating income percentage	8.6%	4.8%	9.9%	3.2%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
GAAP non-operating (expense) income, net	($8,440)	($10,000)	($23,695)	$14,942
Adjustment:
Net changes in the fair value of the Lextar investment	4,309	12,096	13,392	(10,055)
Amortization of debt issuance costs and discount	5,490	—	12,687	—
Foreign exchange gain on RF Power acquisition	—	(1,941)	—	(1,941)
Non-GAAP non-operating income, net	$1,359	$155	$2,384	$2,946

Non-GAAP Net Income (Loss) from Continuing Operations

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
GAAP net (loss) income from continuing operations	($22,311)	($10,163)	($23,259)	$12,414
Adjustments:
Stock-based compensation expense	13,378	9,850	34,460	29,400
Amortization or impairment of acquisition-related intangibles	3,906	1,516	11,717	3,224
Costs associated with corporate restructuring	—	—	3,904	—
Costs related to the RF Power acquisition	1,583	4,327	3,416	4,327
Transaction-related costs	9,410	—	9,966	—
Executive severance	1,390	565	3,907	4,528
Asset impairment	4,960	—	4,960	—
Net changes in the fair value of the Lextar investment	4,309	12,096	13,392	(10,055)
Amortization of debt issuance costs and discount	5,490	—	12,687	—
Foreign exchange gain on RF Power acquisition	—	(1,941)	—	(1,941)
Total adjustments to GAAP net loss before provision for income taxes	44,426	26,413	98,409	29,483
Income tax effect	(1,697)	499	(5,939)	(15,228)
Non-GAAP net income (loss) from continuing operations	$20,418	$16,749	$69,211	$26,669

Non-GAAP earnings per share from continuing operations
Non-GAAP diluted earnings (loss) per share from continuing operations	$0.20	$0.17	$0.67	$0.26

Shares used in non-GAAP diluted earnings per share calculation
Non-GAAP shares used	103,659	100,140	102,807	100,672

Free Cash Flow

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 25, 2018	March 31, 2019	March 25, 2018
Cash flows from operations	$60,703	$19,609	$186,969	$125,423
Less: PP&E spending	(33,217)	(43,211)	(106,522)	(128,433)
Less: Patents spending	(3,687)	(2,981)	(9,148)	(7,913)
Total free cash flow	$23,799	($26,583)	$71,299	($10,923)

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
June 30, 2019
GAAP net loss from continuing operations outlook range	($19) to ($24)
Adjustments:
Stock-based compensation expense	11
Amortization or impairment of acquired intangibles	4
Corporate restructuring charges or gains	7
Amortization of debt issuance costs and discount	6
Transaction-related costs	11
Total adjustments to GAAP net loss before provision for income taxes	39
Income tax effect	3
Non-GAAP net income from continuing operations outlook range	$12 to $17

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.